Exhibit 23

                    Consent of Independent Public Accountants
      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 16, 1999 (except with respect to certain matters discussed in Note 16, as to which the date is June 1, 1999), included in or incorporated by reference into ThermoSpectra Corporation's Annual Report on Form 10-K for the year ended January 2, 1999, into the Company's previously filed Registration Statement No. 33-80759 on Form S-8, Registration Statement No. 333-24649 on Form S-8, and Registration Statement No. 333-66391 on Form S-8.



                                                            Arthur Andersen LLP



Boston, Massachusetts
October 6, 1999